EXHIBIT 21.1


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                                  EXHIBIT 21.1

             SUBSIDIARIES OF ENVIRONMENTAL SERVICES OF AMERICA, INC.

Wholly-Owned Subsidiaries of Environmental Services of America, Inc.:

                                                                            Additional Names
                                              State of                        Under Which
     Name of Subsidiary                   Incorporation               Subsidiary Does Business
     ------------------                   -------------               ------------------------

ENSA/Government Services, Inc.                 DE

ENSI of Pennsylvania, Inc.                     PA                               NES-PA

ENSI, Inc.                                     NJ                               ENSI

Environmental Services of                      MO                               ENSA-MO
   America-MO, Inc.

Environmental Services of                      IN                               ENSA-IN
   America-IN, Inc.

Northeast Environmental                        NY                               NES
   Services, Inc.

Tri-S, Incorporated                            CT                               TRI-S

ENSA Environmental, Inc.                       DE                               ENSA-ENV



On January 1, 1995, the subsidiaries of the Company listed below were merged into and now operate as ENSA Environmental, Inc.:

                  National Air Network, Inc.
                  International Exploration, Inc.
                  ENSI of Delaware, Inc.
                  The Almega Corporation

The following subsidiary was dissolved in March, 1995:

                  ENSA of Louisiana, Inc.